UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2022

Artemis Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24431	84-1417774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATMS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On March 6, 2022, Artemis Therapeutics, Inc., a Delaware corporation (“Artemis”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Manuka Ltd, an Israeli company (the “Manuka”) and the shareholders of Manuka (the “Shareholders”). Since its inception, Manuka’s business activities primarily consisted of distributing Manuka honey imported from New Zealand, developing and distributing supplements aimed at the beauty and skincare markets and, developing and manufacturing skincare products based on New Zealand’s manuka honey and bee venom, among other natural ingredients. All three segments of Manuka’s products are to be marketed and sold solely on its websites. Manuka's skincare products are manufactured in Israel.

The Share Exchange Agreement provides that, upon the terms, and subject to the conditions set forth therein, on the closing date (the “Closing”), Artemis will acquire all of the outstanding shares of Manuka (the “Manuka Shares”) from the Shareholders in exchange for an aggregate of 92,446,687 shares of Artemis’ common stock (the “Consideration Shares”), such that the Shareholders will hold, immediately following the Closing, eighty-nine percent (89%) of Artemis’ issued and outstanding share capital. At Closing, should it be required as a condition by the Israeli Tax Authority to affect a tax ruling to approve the transactions contemplated by the Share Exchange Agreement (the “Tax Ruling”), the Manuka Shares and the Consideration Shares will be placed in escrow with a third-party escrow agent pending the Closing. As required under Israeli law, following the Closing, and upon receipt of regulatory approvals, Manuka will become Artemis’ wholly owned subsidiary.

Following the Closing, (i) the Manuka Shares will be released to Artemis, and (ii) the Consideration Shares will be released to the Shareholders. To the extent required pursuant to the Tax Ruling, prior to the Closing, the parties will engage a trustee (the “103K Trustee”) under a separate trust agreement (the “Trust Agreement”), who shall hold in trust (i) all Manuka Shares for the benefit of Artemis, and (ii) all Consideration Shares for the benefit of Shareholders, with the foregoing being respectively released to the designated beneficiary pursuant to the terms of the Trust Agreement and the Tax Ruling.

The Share Exchange Agreement contains customary representations and warranties from each party to the agreement, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of each of Manuka’s and Artemis’ business during the period between the execution of the Share Exchange Agreement and the Closing, and (2) no transfer of Manuka Shares by the Shareholders during the period between the execution of the Share Exchange Agreement and the Closing.

In addition to customary conditions to closing, the Closing of the Share Exchange Agreement is subject to the following conditions:

•	Artemis will be satisfied in its sole discretion with the results of its due diligence investigation of Manuka;

•	the required tax rulings pursuant to the Israeli Income Tax Ordinance, 1961, as amended, and the rules and regulations thereunder shall have been received;

•	Manuka shall have delivered the required closing financial statements;

•	Manuka shall have paid off $85,000 of our existing debt and our existing shareholders shall have paid off the balance of our existing debt; and

•	Artemis’ board of directors shall be comprised of one (1) member, who shall be nominated at the Closing;

The Share Exchange Agreement may be terminated by:

•	the mutual written consent of the parties;

•	any party in the event any law or government entity prohibits or restrains the Share Exchange; or

•	any party in the event that the closing conditions are not fulfilled within three (3) months after the Effective Time.

The Share Exchange Agreement contains mutual indemnification provisions.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARTEMIS THERAPEUTICS, INC.

Dated: March 9, 2022	By:	/s/ Chanan Morris
	Name:	Chanan Morris
	Title:	Chief Financial Officer